Exhibit 1.1

WEIBO CORPORATION

6,233,785 American Depositary Shares

Each representing ONE Class A Ordinary Share

UNDERWRITING AGREEMENT

[                  ], 2023

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Goldman Sachs International

Plumtree Court

25 Shoe Lane

London, UK, EC4A 4AU

Ladies and Gentlemen:

Pursuant to the terms and conditions of the ADS lending agreement (the “ADS Lending Agreement”), dated as of November 30, 2023, between Weibo Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) and Goldman Sachs International (the “Borrower”), the Company proposes to issue and lend to the Borrower an aggregate of 6,233,785 American Depositary Shares (the “ADSs”), representing an aggregate of 6,233,785 Class A ordinary shares, US$0.00025 par value per share, of the Company (the “Ordinary Shares”). The ADSs borrowed by the Borrower under the ADS Lending Agreement are herein referred to as the “Securities.” The Company has been advised that the Borrower will transfer the Securities to its affiliate, Goldman Sachs (Asia) L.L.C. (the “Underwriter”), which will sell the Securities in a registered public offering.

The Company is concurrently offering (the “Notes Offering”), in a private placement under Rule 144A of the Securities Act (as defined below), an aggregate principal amount of US$300,000,000 (or US$330,000,000 if the Initial Purchaser (as defined in the Notes Purchase Agreement) exercises its option to purchase additional Notes in full) of its 1.375% Convertible Senior Notes due 2030 (the “Notes”) to be issued under an indenture (the “Indenture”), to be dated as of December 4, 2023, between the Company and Citicorp International Limited, as trustee (the “Trustee”). On the date hereof, the Company will enter into a purchase agreement (the “Notes Purchase Agreement”) with Goldman Sachs (Asia) L.L.C., as the representative of the Initial Purchaser. The terms “First Time of Delivery” and “Time of Delivery” are used herein with the meaning assigned thereto in the Notes Purchase Agreement.

The Ordinary Shares represented by the Securities are to be deposited pursuant to an amended and restated deposit agreement dated as of August 10, 2020 among the Company, JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”) and the holders and beneficial owners of American depositary shares issued thereunder (such agreement, the “Deposit Agreement”). In connection with the Notes Offering, the Company will also enter into a restricted issuance agreement, to be dated as of the First Time of Delivery, among the Company, the Depositary and all holders and beneficial owners from time to time of the restricted ADSs issued thereunder (the “Restricted Issuance Agreement”).

1.              Representations and Warranties of the Company.

The Company represents and warrants to and agrees with each of the Borrower and the Underwriter that:

(a)            The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act”) and the Company meets all of the registrant requirements of, and the transactions contemplated by this Agreement meet all of the transaction requirements of, and, in each case, comply with the conditions for the use of, Form F-3 under the Securities Act. An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act, on Form F-3 (File No. 333-275785) relating to the registration of the ordinary shares of the Company, including the Securities, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act, which became effective upon filing under Rule 462(e) under the Securities Act on November 29, 2023. For purposes of this Agreement, “Effective Time” with respect to such registration statement means the date and time as of which such registration statement automatically became effective upon filing thereof with the Commission and, if the Company has filed any post-effective amendment pursuant to Rules 413(b) and 462(e) under the Securities Act, then “Effective Time” shall also mean the date and time as of which such post-effective amendment was or is filed with the Commission and, if later, declared effective by the Commission. “Effective Date” with respect to such registration statement means the date of the Effective Time and, if the Company has filed a post-effective amendment to such registration statement pursuant to Rules 413(b) and 462(e) under the Securities Act, then “Effective Date” shall also mean the date of the Effective Time of such post-effective amendment. Such registration statement, which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A, 430B or 430C under the Securities Act, as amended at its Effective Time, including all documents incorporated by reference therein, and deemed to be a part of the registration statement as of the Effective Time, is hereinafter referred to as the “Registration Statement.” If the Company has filed a post-effective amendment pursuant to Rules 413(b) and 462(e) under the Securities Act, then any reference herein to the Registration Statement shall be deemed to include such post-effective amendment. As used herein, the term “Prospectus” means the final prospectus relating to the Securities first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 5(a) hereof. The Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference in the Base Prospectus and each such preliminary prospectus and preliminary prospectus supplement is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement or any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the Effective Time of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or supplement with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Securities by the Underwriter;

(b)            As of the Time of Sale and as of the Closing Date (as defined in Section 2 below), neither (i) any General Use Free Writing Prospectus(es) (as defined below) and the Statutory Prospectus (as defined below) hereto, all considered together (collectively, the “Disclosure Package”) nor (ii) any individual Issuer Free Writing Prospectus (as defined below), when considered together with the Preliminary Prospectus (if the Prospectus has not been filed with the Commission immediately prior to the time of first use of any such Issuer Free Writing Prospectus) or the Prospectus, as the case may be, in either case as then amended or supplemented immediately prior to the time of first use of any such Issuer Free Writing Prospectus, included or will, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Borrower Information (as defined in Section 7(b) hereof) or Underwriter Information (as defined in Section 7(b) hereof). As used in this Agreement: “Time of Sale” means the first time when sales of the Securities are made, which for purposes of this Agreement is 8:30 a.m. (New York time) on the date of this Agreement. “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale, including the documents incorporated by reference therein and any prospectus supplement deemed to be a part thereof, including the preliminary prospectus supplement dated November 29, 2023. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act. “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement;

(c)            As of the Closing Date (as defined below), neither (i) any General Use Free Writing Prospectus(es) and the Statutory Prospectus as then amended or supplemented, all considered together, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus (if the Prospectus has not been filed with the Commission immediately prior to the time of first use of any such Issuer Free Writing Prospectus) or the Prospectus, as the case may be, in either case as then amended or supplemented immediately prior to the time of first use of any such Issuer Free Writing Prospectus, included or will include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Borrower Information (as defined in Section 7(b) hereof) or Underwriter Information (as defined in Section 7(b) hereof).

(d)            The Commission has not issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any General Use Free Writing Prospectus or the Prospectus or relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement and any amendment thereto, as of each Effective Time and as of the Closing Date, and the Prospectus, as then amended or supplemented, as of the Time of Sale, at the time filed with the Commission and as of the Closing Date, complied or will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The documents incorporated, or to be incorporated, by reference in the Registration Statement and the Prospectus, at the time filed with the Commission, complied or will comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”). The Registration Statement and any amendment thereto, as of each Effective Time, as of the Time of Sale and as of the Closing Date, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Borrower Information (as defined in Section 7(b) hereof) or Underwriter Information (as defined in Section 7(b) hereof). The Prospectus, as then amended or supplemented, as of the Time of Sale, at the time filed with the Commission and as of the Closing Date, did not contain, and will not contain, any untrue statement of a material fact, and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Borrower Information (as defined in Section 7(b) hereof) or Underwriter Information (as defined in Section 7(b) hereof);

(e)            As of its date, as of the Time of Sale and as of the Closing Date, each Issuer Free Writing Prospectus and General Use Free Writing Prospectus, (i) complied and will comply in all material respects with the Securities Act and the applicable Rules and Regulations and (ii) did not and will not include any information that conflicted or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus (if the Prospectus has not been filed with the Commission immediately prior to the time of first use of any such Issuer Free Writing Prospectus) or the Prospectus, in each case, as then amended or supplemented immediately prior to the date of first use of any such Issuer Free Writing Prospectus or General Use Free Writing Prospectus, as the case may be;

(f)             The Company (including its agents and representatives, other than the Borrower and the Underwriter in their capacity as such) has not, directly or indirectly, prepared, used, distributed, authorized, approved or referred to and will not prepare, use, distribute, authorize, approve or refer to, any offering material in connection with the offering and sale of the Securities, including, without limitation, any Issuer Free Writing Prospectus or other “free writing prospectus” or “written communication” (in each case, as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities, other than any Preliminary Prospectus, the Prospectus, the General Use Free Writing Prospectus(es) and each Permitted Free Writing Prospectus approved in writing in advance by the Borrower and the Underwriter in accordance with Section 5(b) below. To the extent it is required to do so, the Company has filed and will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act. The Company has retained in accordance with the Securities Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations;

(g)            No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and the Securities have been duly registered under the Securities Act pursuant to such Registration Statement;

(h)             The Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act in connection with the offering of the Securities. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement;

(i)             No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Borrower Information (as defined in Section 7(b) hereof) or Underwriter Information (as defined in Section 7(b) hereof);

(j)             Neither the Company nor any of its subsidiaries or consolidated variable interest entities has, since the date of the latest audited financial statements, (i) sustained any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any material transaction or agreement, or incurred any material liability or obligation, direct or contingent, in each case otherwise than as set forth in Disclosure Package, the Prospectus and the Registration Statement; and, since the respective dates as of which information is given in Disclosure Package, the Prospectus and the Registration Statement, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in Disclosure Package, the Prospectus and the Registration Statement or (ii) the issuance, if any, of stock upon conversion of Company securities as described in Disclosure Package, the Prospectus and the Registration Statement) or long term debt of the Company or any of its subsidiaries and consolidated variable interest entities, or (y) any Material Adverse Change (as defined below); as used in this Agreement, “Material Adverse Change” shall mean a material adverse change or any development involving a prospective material adverse change, in or affecting (i) the assets, liabilities, business, general affairs, management, prospects, shareholders’ equity, profits, losses, results of operations, position or condition, financial or otherwise, or performance of the Company and its subsidiaries and consolidated variable interest entities, taken as a whole or (ii) the ability of the Company to perform its obligations under the Transaction Documents, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Disclosure Package, the Prospectus and the Registration Statement;

(k)            All right, title and interest in the Securities borrowed pursuant to the ADS Lending Agreement will be transferred to the Borrower, for transfer to, or upon the order of, the Underwriter, free and clear of all security interests, claims, liens, equities or other encumbrances (other than Permitted Liens (as defined in the ADS Lending Agreement);

(l)             The Company and its subsidiaries and consolidated variable interest entities have good and marketable title to all properties and assets owned by them, that are material to the business of the Company, its subsidiaries and consolidated variable interest entities, in each case, free and clear of all liens, encumbrances and defects except such as are described in Disclosure Package, the Prospectus and the Registration Statement or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and consolidated variable interest entities; any real property and buildings held under lease by the Company and its subsidiaries and consolidated variable interest entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries and consolidated variable interest entities; and none of the Company or any of its subsidiaries or consolidated variable interest entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries or consolidated variable interest entities under any of the leases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries or consolidated variable interest entities to the continued possession of the leased or subleased premises under any such lease;

(m)            Each of the Company and each of its subsidiaries and consolidated variable interest entities has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in Disclosure Package, the Prospectus and the Registration Statement, and (ii) to the extent applicable, duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of this clause (ii), to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to result in a Material Adverse Change; the Company has been duly registered as a non-Hong Kong company under Part 16 of the then in force Companies Ordinance (Chapter 622 of the Laws of Hong Kong);

(n)            The Company has an authorized capitalization as set forth in the Disclosure Package, the Prospectus and the Registration Statement and all of the issued shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Ordinary Shares contained in the Disclosure Package, the Prospectus and the Registration Statement; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid (if they have become due and payable pursuant to their respective articles of association) and non-assessable (to the extent applicable), and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Disclosure Package, the Prospectus and the Registration Statement; all of the equity interests in the consolidated variable interest entities have been duly and validly authorized and issued, are fully paid (if they have become due and payable pursuant to their respective articles of association) in accordance with the laws of the People’s Republic of China (the “PRC”) and free and clear of all liens, encumbrances, equities or claims, except for share pledge pursuant to the VIE Agreements (as defined below); and no person has exercised any preemptive or similar rights in connection with the issuance of the Securities;

(o)            Except as disclosed in the Disclosure Package, the Prospectus and the Registration Statement, no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase, or instruments convertible into or exchangeable for, any equity interest in the Company or its subsidiaries or consolidated variable interest entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares in the capital stock of the Company, its subsidiaries or consolidated variable interest entities, any such convertible or exchangeable securities or any such rights, warrants or options;

(p)            Except as disclosed in the Disclosure Package, the Prospectus and the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), other than registration rights that will be satisfied, waived or complied with;

(q)            The issuance and sale of the Securities and the Notes, the conversion of the Notes, the issuance and allotment of the Ordinary Shares and the Securities to be issued under the ADS Lending Agreement and the compliance by the Company with the Transaction Documents (as defined below) and the consummation of the transactions contemplated in the Transaction Documents (as defined below), the Disclosure Package, the Prospectus and the Registration Statement, as applicable, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries or consolidated variable interest entities is a party or by which the Company or any of its subsidiaries or consolidated variable interest entities is bound or to which any of the property or assets of the Company or any of its subsidiaries or consolidated variable interest entities is subject, except for such conflicts, breaches, violations or defaults that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries or consolidated variable interest entities, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or consolidated variable interest entities or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the lending and sale of the Securities, the issuance and delivery of the Ordinary Shares underlying the Securities, the issuing, offering and sale of the Notes, the conversion of the Notes or the consummation of the transactions contemplated by Transaction Documents (as defined below), except such as have been obtained or disclosed in the Disclosure Package, the Prospectus and the Registration Statement and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of Securities by the Underwriter;

(r)             The ADSs are listed on The Nasdaq Global Select Market and the Company has not received any notice of any proceedings relating to the delisting of the ADSs from The Nasdaq Global Select Market;

(s)            The certificate of incorporation, business license, by-laws, articles of association or other constitutional or organizational documents of the Company and each of its subsidiaries and consolidated variable interest entities comply with the requirements of applicable law in its respective jurisdiction of incorporation and are in full force and effect; and the constitutional and organizational documents of the Company comply with the laws of Hong Kong (including, without limitation, The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited) in all material respects, subject to any waiver that the Company has obtained;

(t)             Neither the Company nor any of its subsidiaries and consolidated variable interest entities is (A) in violation of any applicable laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, Hong Kong any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities in the PRC, the Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents, or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except such violations or defaults under clauses (A), (B), or (D) above that would not, individually or in the aggregate, result in a Material Adverse Change;

(u)            Any third-party statistical, industry-related and market-related data included in the Disclosure Package, the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate, and, the Company has obtained the written consents to the use of such data from such sources to the extent required;

(v)            Except as disclosed in the Disclosure Package, the Prospectus and the Registration Statement, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or consolidated variable interest entities or any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or consolidated variable interest entities or any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries or consolidated variable interest entities (or such officer or director), would individually or in the aggregate result in a Material Adverse Change; and, to the Company’s best knowledge after due and careful inquiry, no such proceedings are threatened or contemplated by governmental authorities or others;

(w)            The Company has all requisite corporate powers, and authority to execute, deliver and perform its obligations under this Agreement, the Notes Purchase Agreement, the Indenture, the Notes, the Securities, the Deposit Agreement, the Restricted Issuance Agreement and the ADS Lending Agreement (the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

(x)             Under the laws of the Cayman Islands, each holder of the ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee, being the registered holder of the ADS, as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company;

(y)            The Notes have been duly authorized and, when issued, delivered and paid for pursuant to the Notes Purchase Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, under which they are to be issued; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(z)             This Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(aa)          The Notes Purchase Agreement has been duly authorized, executed and delivered by the Company;

(bb)          Each of the Deposit Agreement and the Restricted Issuance Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles; upon issuance by the Depositary of ADSs against deposit of the Ordinary Shares to be issued and delivered as provided in the Notes Purchase Agreement, the Notes and the Indenture upon conversion of the Notes, in accordance with the provisions of the Deposit Agreement and the Restricted Issuance Agreement, as applicable, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified on the ADRs evidencing such ADSs and in the Deposit Agreement and the Restricted Issuance Agreement, as applicable;

(cc)          The ADS Lending Agreement has been duly authorized, executed and delivered by the Company and the transactions contemplated thereby have been duly and validly authorized by the Company. Assuming the due authorization, execution and delivery by the other parties thereto, the ADS Lending Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(dd)          The Ordinary Shares represented by the Securities borrowed have been duly authorized and, when issued and delivered as provided in the ADS Lending Agreement and this Agreement, will be duly and validly issued, fully paid and non-assessable, and the issuance of such Ordinary Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights and will not be subject to any call for the payment of further capital and will rank pari passu with other ordinary shares including, without limitation, as to entitlement to dividends, and will be free and clear of any security interest, mortgage, pledge, lien, charge, claim or encumbrance of any kind. There are no restrictions on subsequent transfers of the Ordinary Shares represented by the Securities under the laws of the PRC, Cayman Islands, or United States except as described in the Disclosure Package, the Prospectus and the Registration Statement. Upon the due issuance by the Depositary of ADRs evidencing the Securities borrowed against the deposit of the Ordinary Shares to be issued and delivered as provided in the ADS Lending Agreement and this Agreement in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the Securities borrowed will be duly and validly issued under the Deposit Agreement and the persons in whose names such ADRs evidencing the Securities borrowed are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement;

(ee)          The Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the filing of the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(ff)            Each Transaction Document conforms in all material respects to the description thereof contained in the Disclosure Package, the Prospectus and the Registration Statement;

(gg)          None of the transactions contemplated by each of the Transaction Documents will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(hh)          Neither the Company nor any of its affiliates and consolidated variable interest entities has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(ii)             The Company has deposited, or will deposit prior to the Closing Date, 6,233,785 Ordinary Shares with the Depositary against the issuance of the ADRs evidencing the ADSs to be loaned by it to the Borrower at the Closing Date and has instructed or will instruct the Depositary to deliver such ADSs to or upon the direction of the Borrower as provided in the ADS Lending Agreement at the Closing Date;

(jj)             The Securities are listed on The Nasdaq Global Select Market and the Ordinary Shares are listed on Main Board of The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”);

(kk)          Except as disclosed in the Disclosure Package, the Prospectus and the Registration Statement, the Company and its subsidiaries and consolidated variable interest entities possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (the “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Disclosure Package, the Prospectus and the Registration Statement to be conducted by them, and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its subsidiaries or consolidated variable interest entities, would individually or in the aggregate, (i) result in a Material Adverse Change on the Company and its subsidiaries and consolidated variable interest entities taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby, in the Transaction Documents; all such Licenses necessary or material to the conduct of the business now conducted or proposed in the Disclosure Package, the Prospectus and the Registration Statement to be conducted by them contain no conditions precedent that have not been fulfilled or performed or other materially burdensome restrictions or conditions not described in the Disclosure Package, the Prospectus and the Registration Statement; all such Licenses are valid and in full force and effect, and none of the Company or its subsidiaries or consolidated variable interest entities is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any relevant governmental authority is considering revoking, suspending or modifying, any such License;

(ll)             The Company and its subsidiaries and consolidated variable interest entities own, possess, licenses or has other rights to use or can acquire on reasonable terms sufficient trademarks, service marks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Disclosure Package, the Prospectus and the Registration Statement to be conducted by them, and the loss or expiration of any such Intellectual Property Rights would not, individually or in the aggregate, result in a Material Adverse Change. (i) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries or consolidated variable interest entities; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute or result in any of the foregoing, by the Company or its subsidiaries or consolidated variable interest entities or third parties of any of the Intellectual Property Rights of the Company or its subsidiaries or consolidated variable interest entities; (iii) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ or consolidated variable interest entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries or consolidated variable interest entities infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries or consolidated variable interest entities in their businesses has been obtained or is being used by the Company or its subsidiaries or consolidated variable interest entities in violation of any contractual obligation binding on the Company or any of its subsidiaries or consolidated variable interest entities in violation of the rights of any persons; except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of the subsidiaries or consolidated variable interest entities, individually or in the aggregate, result in a Material Adverse Change;

(mm)        The Company’s and its subsidiaries’ or consolidated variable interest entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries or consolidated variable interest entities, take as a whole, as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except those that would not result in a Material Adverse Change. The Company and its subsidiaries or consolidated variable interest entities have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and except as disclosed in the Disclosure Package, the Prospectus and the Registration Statement, there have been no breaches, violations, outages or unauthorized uses of or access to the same, except for those that would not reasonably be expected to have a Material Adverse Change or that have been remedied without material cost or liability. Except as disclosed in the Disclosure Package, the Prospectus and the Registration Statement, the Company and its subsidiaries or consolidated variable interest entities are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to cybersecurity, the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(nn)          Except as disclosed in the Disclosure Package, the Prospectus and the Registration Statement, (A) the Company and its subsidiaries and consolidated variable interest entities and their respective assets and operations are in compliance with, and the Company and each of its subsidiaries and consolidated variable interest entities have obtained or made and hold and are in compliance with all approvals required under, any and all applicable Cybersecurity Laws (as defined below); and (B) none of the Company or its subsidiaries or consolidated variable interest entities is the subject of any investigation, or has received any inquiry, notice, warning, sanction or claim, or is a party to or affected by any pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Cybersecurity Law, in particular, neither the Company nor its subsidiaries or consolidated variable interest entities is currently subject to a cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”), except which would not, if determined adversely to the Company or any of the subsidiaries or consolidated variable interest entities, individually or in the aggregate, result in a Material Adverse Change. As used herein, “Cybersecurity Laws” means any statute, rule, regulation, decision or order of any governmental agency or any court, domestic or foreign relating to IT System security, data security and cyberspace security relevant and applicable to the conduct of the business now conducted by the Company and its subsidiaries and consolidated variable interest entities;

(oo)          (A) (i) No labor dispute with the employees of the Company or any of its subsidiaries or consolidated variable interest entities exists or, to the best knowledge of the Company after due and careful inquiry, is imminent that could have a Material Adverse Change on the Company, and (ii) except for matters which would not, individually or in the aggregate, result in a Material Adverse Change, to the best of the Company’s knowledge after due and careful inquiry, there is no existing, imminent or threatened labor disturbance by the employees of any of the principal suppliers or contractors of the Company or any of its subsidiaries or consolidated variable interest entities; and (B) except for matters which would not, individually or in the aggregate, result in a Material Adverse Change, there have been and are no violations of any applicable labor and employment law in the relevant jurisdictions by the Company or any of its subsidiaries or consolidated variable interest entities or, to the best of the Company’s knowledge after due and careful inquiry, by any of the principal suppliers or contractors of the Company or any of its subsidiaries or consolidated variable interest entities;

(pp)          All returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries and consolidated variable interest entities for taxation purposes as required by the law of the jurisdictions in which the Company and its subsidiaries and consolidated variable interest entities are incorporated, tax resident, managed or engage in business have been made and all such returns, reports or filings are correct and were prepared on a proper basis in all respects, except where the failure to make any such return, report or filing, or correctly or properly file any such return, report or filing, would not reasonably be expected to result in a Material Adverse Change; no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited consolidated financial statements as set out in the Disclosure Package, the Prospectus and the Registration Statement included appropriate provisions required under U.S. generally accepted accounting principles (“U.S. GAAP”) for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; the Company and each of its subsidiaries and consolidated variable interest entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them and have no knowledge, after due and careful inquiry, of any tax deficiency which might be assessed against them, except as would not result in a Material Adverse Change;

(qq)          The Company and its subsidiaries and consolidated variable interest entities carry, or are covered by, insurance for the conduct of their respective businesses and the value of their respective properties, if available and applicable, in such amounts and covering such risks as is adequate and customary for companies engaged in similar businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date; the Company and its subsidiaries and consolidated variable interest entities are in compliance with the terms of all such insurance and there are no claims by the Company or any of its subsidiaries or consolidated variable interest entities under any such insurance as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries or consolidated variable interest entities has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires; neither the Company nor any of its subsidiaries or consolidated variable interest entities has been refused any material insurance coverage sought or applied for;

(rr)            The Company is not and, after giving effect to the offering and sale of the Securities, the receipt by the Company of the loan processing fees and the offering and sale of the Notes, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(ss)          [Reserved];

(tt)            PricewaterhouseCoopers Zhong Tian LLP (the “Auditor”), who have (i) certified certain financial statements of the Company and its subsidiaries and consolidated variable interest entities, and (ii) audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

(uu)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(vv)          Since the date of the latest audited financial statements incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(ww)         [Reserved];

(xx)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries and consolidated variable interest entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(yy)         Solely to the extent that the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission and The Nasdaq Global Select Market thereunder have been and are applicable to the Company, there is and has been no failure on the part of the Company to comply in all respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission and The Nasdaq Global Select Market thereunder;

(zz)           The Company has established, maintained and evaluated, effective disclosure and corporate governance controls and procedures to ensure that the Company and its board of directors comply in all material respects with the applicable requirements of The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable law relating to disclosure of information and reporting obligations;

(aaa)        Neither the Company nor any of its subsidiaries or consolidated variable interest entities nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, representative, affiliate or other individual or entity (“Person”) acting for or on behalf of the Company or any of its subsidiaries or consolidated variable interest entities, is aware of or has, directly or indirectly, made, offered, promised or authorized (i) any contribution, payment, gift of funds or property, or anything of value to any public official (as defined below), where either the payment or the purpose of such contribution, payment, gift or thing of value was, is, or would be made, offered, promised or authorized to influence official action or to obtain or retain any undue commercial advantage for the Company or any of its subsidiaries or consolidated variable interest entities, or prohibited under any applicable law; or (ii) any bribe, rebate, payoff, influence payment, kickback or other corrupt or unlawful payment in any jurisdiction in connection with the business activities of the Company or any of its subsidiaries or consolidated variable interest entities; without prejudice to the foregoing, neither the Company nor any of its subsidiaries or consolidated variable interest entities nor any director, officer, or employee of the Company or of any of its subsidiaries or consolidated variable interest entities, or, to the Company’s knowledge, any agent, affiliate, representative or other Person acting for or on behalf of the Company, its subsidiaries or consolidated variable interest entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of any relevant anti-bribery or anti-corruption laws or the rules or regulations thereunder (“Anti-Corruption Laws”), including, but not limited to, the Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, each as may be amended; and the Company and its subsidiaries and consolidated variable interest entities all have instituted, maintained and enforced policies and procedures designed to ensure continued compliance therewith; and no part of any of the loan processing fee paid pursuant to the ADS Lending Agreement will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder (as used herein, “public official” includes any official, agent, officer, employee or representative of, or any Person acting in an official capacity on behalf of, any of the following parties: a national, supranational, regional or local authority, an agency, department or instrumentality of a government, a judicial body, a public international organization, a political party, a body that exercises regulatory authority over relevant persons, or an entity or enterprise with any level of government or state ownership or control by any one of the foregoing parties; and also includes any candidate for public office or for any political party position and any member of any royal or ruling family; the definition of “public official” further includes immediate family members and close associates of all parties mentioned above);

(bbb)       Except as specifically disclosed in the Disclosure Package, the Prospectus and the Registration Statement, the Company and its subsidiaries and consolidated variable interest entities have maintained complete and accurate books and records in accordance with the Anti-Corruption Laws and generally accepted accounting principles, and have conducted their respective businesses in compliance with applicable Anti-Corruption Laws, Money Laundering Laws, Sanctions and laws relating to data privacy and data security, and have in place, have adhered to, and shall adhere to policies and procedures designed to prevent their directors, officers, employees, affiliates, agents, representatives and other Persons acting for or on behalf of the Company or any of its subsidiaries or consolidated variable interest entities from engaging in any conduct that would result in violations of any such laws by any of the Company, its subsidiaries and consolidated variable interest entities, or any Person participating in the offering (whether as underwriter, advisor, investor or otherwise);

(ccc)        The operations of the Company and its subsidiaries and consolidated variable interest entities are and have been conducted at all times in compliance in all respects with applicable financial recordkeeping and reporting and anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries and consolidated variable interest entities conduct business, and any related or similar rules, regulations or guidelines issued, administered or enforced by any relevant governmental agency (collectively, the “Money Laundering Laws”);

(ddd)       No investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or consolidated variable interest entities with respect to the Anti-Corruption Laws, Money Laundering Laws, or Sanctions is pending or, to the knowledge of the Company, threatened;

(eee)        None of the Company nor any of its subsidiaries or consolidated variable interest entities nor any director employee or officer thereof, nor, to the knowledge of the Company, any agent, affiliate, representative or other person acting for or on behalf of the Company, its subsidiaries or consolidated variable interest entities, is a Person that is, or is owned 50% or more or controlled by a Person that is: (i) currently the target of or subject to any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and the U.S. Department of Commerce (and including, without limitation, persons designated as a “specially designated national”, “blocked person” or “foreign sanctions evader”), the European Union, Switzerland, His Majesty’s Treasury, the Hong Kong Monetary Authority, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) is or has been located, organized or resident in or otherwise affiliated with a country or territory that is, or whose government is, the target of or subject to Sanctions (including, without limitation, the Crimea, Donetsk, Luhansk, Zaporizhzhia or other Russia-controlled regions of Ukraine, Cuba, Iran, North Korea and Syria). Furthermore, the Company, its subsidiaries and consolidated variable interest entities will not directly or indirectly use any of the loan processing fee paid pursuant to the ADS Lending Agreement, or lend, contribute or otherwise make available such loan processing fee to any subsidiary, consolidated variable interest entities, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the target of or subject to Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company, nor any of its subsidiaries or consolidated variable interest entities has engaged in any dealings or transactions, directly or indirectly, with or for the benefit of a Person that at the time of the dealing or transaction is or was the target of or subject to Sanctions, or is or was owned 50% or more or controlled by any such Person, or with, in or relating to a country or territory that at the time of the dealing or transaction is or was, or whose government is or was, the target of or subject to Sanctions; nor does the Company, or any of its subsidiaries or consolidated variable interest entities have any plans to engage in dealings or transactions, directly or indirectly, with or for the benefit of such Persons, or with or in such country or territory;

(fff)          (A) The Company and its subsidiaries and consolidated variable interest entities and their respective assets and operations are in compliance with, and the Company and each of its subsidiaries and consolidated variable interest entities have obtained or made and hold and are in compliance with all approvals required under, any and all applicable Environmental Laws (as defined below) in all material respects; (B) there are no past, present or, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company and its subsidiaries and consolidated variable interest entities, taken as a whole, under, or to interfere with or prevent compliance by each of the Company and each of its subsidiaries and consolidated variable interest entities with, Environmental Laws; (C) none of the Company or its subsidiaries or consolidated variable interest entities is the subject of any investigation, or has received any notice or claim, or is a party to or affected by any pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below), which would, individually or in the aggregate, result in a Material Adverse Change (as used herein, “Environmental Laws” means any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign relating to health, safety, the environment (including, without limitation, the protection, cleanup or restoration thereof), natural resources or Hazardous Materials (including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials), and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(ggg)       Except as disclosed in the Disclosure Package, the Prospectus and the Registration Statement, none of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or its other subsidiaries, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or the other subsidiaries any loans or advances to such subsidiary from the Company or the other subsidiaries or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary. Except as disclosed in the Disclosure Package, the Prospectus and the Registration Statement, all dividends declared by a subsidiary in the PRC may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in United States dollars, subject to the successful completion of PRC formalities required for such remittance, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such person;

(hhh)       The description of the agreements under the caption “Item 4. Information on the Company – C. Organizational Structure” in the Annual Report relating to the Company’s corporate structure is fair and accurate in all material respects, and all material agreements relating to the Company’s corporate structure have been so disclosed. Each party to the material agreements to which the consolidated variable interest entities and its shareholders are a party (the “VIE Agreements”) has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has duly authorized, executed and delivered, each of the VIE Agreements; and, each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except for those in connection with future transfer or disposal of the equity interests in the consolidated variable interests entities; the VIE Agreements do not violate, breach, contravene or otherwise conflict with any applicable laws of the PRC and the execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of its subsidiaries and consolidated variable interest entities pursuant to (i) the constitutive or organizational documents of the Company or any of its subsidiaries and consolidated variable interest entities, (ii) any applicable statute, rule, regulation or order currently in effect of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries and consolidated variable interest entities or any of their properties, or (iii) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries and consolidated variable interest entities is a party or by which the Company or any of its subsidiaries and consolidated variable interest entities is bound or to which any of the properties of the Company or any of its subsidiaries and consolidated variable interest entities is subject; there is no legal or governmental proceeding, inquiry or investigation pending against the Company, its subsidiaries and consolidated variable interest entities or shareholders of the consolidated variable interest entities in any jurisdiction challenging the validity of any of the VIE Agreements, and to the best knowledge of the Company after due and careful inquiry, no such proceeding, inquiry or investigation is threatened in any jurisdiction; each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement; none of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and to the Company’s best knowledge, no such termination or non-renewal has been threatened by any of the parties thereto; the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the consolidated variable interest entities;

(iii)           Each of the Company and each of its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Regulations”), including, without limitation, requesting each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Regulations;

(jjj)           The financial statements included in or incorporated by reference into the Disclosure Package, the Prospectus and the Registration Statement, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries and consolidated variable interest entities at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries and consolidated variable interest entities for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package, the Prospectus and the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein;

(kkk)        Any certificate signed by any officer or director of the Company and delivered to the Underwriter or counsel for the Underwriter as required or contemplated by this Agreement, as applicable, shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to the Underwriter;

(lll)           There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(mmm)     No stamp, transfer or other similar taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to the PRC or the Cayman Islands (other than Cayman Islands stamp duty which may be payable if the original Transaction Documents are brought to or executed in the Cayman Islands) or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Securities; (B) the sale and delivery of the Securities by the Underwriter as part of the Underwriter’s distribution of the Securities as contemplated hereunder; (C) the issuance of the Ordinary Shares underlying the Securities and their deposit with the Depositary; or (D) the execution and delivery of any of this Agreement, the ADS Lending Agreement and the Deposit Agreement;

(nnn)       The statements set forth in the Disclosure Package, the Prospectus and the Registration Statement under the captions “Description of Share Capital,” “Description of the Notes,” “Description of American Depositary Shares,” “Description of the Delta Placement of Borrowed ADSs and Concurrent Offering of Convertible Senior Notes,” insofar as they purport to constitute a summary of the terms of the ADS Lending Agreement, the Securities, the Notes, and the Ordinary Shares, and under the captions “Underwriting (Conflict of Interest),” and “Taxation”, insofar as they purport to describe the provisions of the laws and documents referred to therein and the legal conclusions with respect thereto, are accurate, complete and fair in all material respects. The statements set forth in the Annual Report under the captions “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources,” “Item 6. Directors, Senior Management and Employees — B. Compensation of Directors and Executive Officers,” “Item 6. Directors, Senior Management and Employees — C. Board Practices,” “Item 10. Additional Information — B. Memorandum and Articles of Association,” “Item 10. Additional Information — D. Exchange Controls,” and “Item 10. Additional Information — E. Taxation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(ooo)       The section entitled “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Critical Accounting Policies” in the Annual Report, as updated by the Disclosure Package, the Prospectus and the Registration Statement, accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its subsidiaries and consolidated variable interest entities on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies. The section entitled “Item 5. Operating and Financial Review and Prospects” in the Annual Report, as updated by the Disclosure Package, the Prospectus and the Registration Statement, accurately and fully describes (x) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (y) all material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its subsidiaries and consolidated variable interest entities on a consolidated basis. Except as disclosed in the Disclosure Package, the Prospectus and the Registration Statement, there are no outstanding guarantees or other contingent obligations of the Company or its subsidiaries or consolidated variable interest entities that could reasonably be expected to have a Material Adverse Change. All governmental tax waivers from national and local governments of the PRC and other local and national PRC tax relief, concession and preferential treatment obtained by the Company or its subsidiaries or consolidated variable interest entities are valid, binding and enforceable;

(ppp)       The Company is subject to Section 13 or 15(d) of the Exchange Act;

(qqq)       Since the end of the period covered by the latest audited financial statements included in or incorporated by reference into the Disclosure Package, the Prospectus and the Registration Statement, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries and consolidated variable interest entities, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries and consolidated variable interest entities. The Company and its subsidiaries and consolidated variable interest entities have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Disclosure Package, the Prospectus and the Registration Statement;

(rrr)          There are no relationships or related-party transactions involving the Company, any of the subsidiaries or consolidated variable interest entities, or any other person required to be described in the Annual Report pursuant to Item 404 of Regulation S-K of the Securities Act which have not been described as required;

(sss)         Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of the Transaction Documents, it is not necessary that the Transaction Documents be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of the Transaction Documents or any other documents to be furnished hereunder or thereunder, except for Cayman Islands stamp duty which may be payable if the original Transaction Documents are brought to or executed in the Cayman Islands;

(ttt)          No holder of any of the Securities after the consummation of the transactions contemplated by the Transaction Documents is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Securities; and except as set forth in the Disclosure Package, the Prospectus and the Registration Statement, there are no limitations on the rights of holders of the Securities to hold, vote or transfer their securities;

(uuu)       The choice of the law of the State of New York as the governing law of this Agreement, the ADS Lending Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and will be observed and given effect to by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 10 of this Agreement, Section 20(b) of the Deposit Agreement and Section 16(b) of the ADS Lending Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the New York Courts. As used in this Agreement, “New York Courts” means, with respect to this Agreement, the U.S. federal and state courts in the Borough of Manhattan in The City of New York, and with respect to the ADS Lending Agreement and the Deposit Agreement, the U.S. federal and state courts in New York, New York. The Company has the power to designate, appoint and authorize, and pursuant to Section 10 of this Agreement, Section 16(d) of the ADS Lending Agreement and Section 21 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the ADS Lending Agreement, the Disclosure Package, the Prospectus, the Registration Statement or the offering of the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 10 of this Agreement, Section 16(b) of the ADS Lending Agreement and Section 21 of the Deposit Agreement;

(vvv)       The Company or any of its respective properties, assets or revenues does not have any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the ADS Lending Agreement and the Deposit Agreement or to consummate the transactions contemplated by the Disclosure Package, the Prospectus and the Registration Statement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 10 of this Agreement and Section 20(b) of the Deposit Agreement;

(www)     Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the ADS Lending Agreement or the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without reexamining the merits of the case under the common law doctrine of obligation, provided that such judgment is not in respect of taxes, a fine or a penalty and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands;

(xxx)         On and immediately after the Closing Date (as defined below), the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Disclosure Package, the Prospectus and the Registration Statement) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; and (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, Disclosure Package, the Prospectus and the Registration Statement, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and

2.             Offering by the Underwriter.

The Company hereby agrees and understands that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus and herein. A total of 6,233,785 Securities will initially be offered at US$10.19 per ADS. Upon the terms set forth herein, and in accordance with the ADS Lending Agreement (including, without limitation, Section 2(a) thereof and any borrowing notice delivered by the Borrower pursuant thereto), the Company shall deliver by book-entry transfer such number of the Securities as set forth opposite the name of the Borrower in Schedule I to or upon direction of the Borrower by 11:00 a.m., New York time, on December 4, 2023 or such other time and date as the Underwriter and the Company may agree upon in writing, such time being herein referred to as the “Closing Date.” The offering and delivery of the Securities to the Borrower are contingent upon the closing of the Notes Offering. If the Notes Offering is not consummated such that the Notes Purchase Agreement is terminated without issuance of the Notes, the ADS loan transaction under the ADS Lending Agreement will terminate, the offering of Securities will terminate, and all the Securities (or ADSs fungible with the Securities) will be returned to the Company, as contemplated by the ADS Lending Agreement.

3.             [Reserved.]

4.             Conditions to the Borrower’s and the Underwriter’s Obligations. The several obligations of the Borrower and the Underwriter on the Closing Date are subject to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required to be filed, shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Securities Act, as applicable, within the time periods prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise) shall have been disclosed to the Borrower and the Underwriter and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, or to the best knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or, or to the best knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)            (i) Neither the Company nor any of its subsidiaries or consolidated variable interest entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, the Prospectus and the Registration Statement, and (ii) since the respective dates as of which information is given in the Disclosure Package, the Prospectus and the Registration Statement there shall not have been any change in the share capital or long-term indebtedness of the Company or any of its subsidiaries or any consolidated variable interest entities, taken as a whole, or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries or any consolidated variable interest entities, taken as a whole, except as set forth or contemplated in the Disclosure Package, the Prospectus and the Registration Statement, or (y) the ability of the Company to perform its obligations under Transaction Documents or to consummate the transactions contemplated in the Disclosure Package, the Prospectus and the Registration Statement, the effect of which, in any such case described in clause (i) or (ii), is in the Borrower’s or the Underwriter’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of the Securities being delivered at such Closing Date on the terms and in the manner contemplated in this Agreement and the Disclosure Package, the Prospectus and the Registration Statement.

(c)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, the representations and warranties of the Company contained in this Agreement and the ADS Lending Agreement shall remain true and correct.

(d)            The Borrower and the Underwriter shall have received, a certificate, dated the Closing Date, of the officers of the Company satisfactory to you substantially in the form of Exhibit B, Exhibit C and Exhibit D hereto.

(e)            The Borrower and the Underwriter shall have received on the Closing Date, opinions of Skadden, Arps, Slate, Meagher & Flom LLP as United States and Hong Kong counsel for the Company and a negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP as United States counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Borrower and the Underwriter.

(f)             The Borrower and the Underwriter shall have received on the Closing Date, an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Borrower and the Underwriter.

(g)            The Company shall have received on the Closing Date, an opinion of Kewei Law Firm, PRC counsel for the Company, dated the Closing Date, a copy of which shall have been provided to the Borrower and the Underwriter, in form and substance reasonably satisfactory to the Borrower and the Underwriter.

(h)            The Borrower and the Underwriter shall have received on the Closing Date, an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

(i)             The Borrower and the Underwriter shall have received on the Closing Date, an opinion of Haiwen & Partners, PRC counsel for the Borrower and the Underwriter, dated the Closing Date, in form and substance reasonably satisfactory to the Borrower and the Underwriter.

(j)             The Borrower and the Underwriter shall have received on the Closing Date, an opinion of Norton Rose Fulbright US LLP, U.S. counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to the Borrower and the Underwriter.

(k)            The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated such date, in form and substance satisfactory to the Underwriter, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriter with respect to the financial statements and certain financial information contained in the Disclosure Package, the Prospectus and the Registration Statement; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(l)             The Borrower and the Underwriter shall have received the Lock-Up Letters, each substantially in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule III hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, on or before the date hereof, and such Lock-Up Letters shall be in full force and effect on the Closing Date.

(m)           The Company shall have executed and delivered the ADS Lending Agreement, in form and substance reasonably satisfactory to the Borrower, and the ADS Lending Agreement shall be in full force and effect, and the Company shall not be in breach or default thereunder.

(n)            All conditions to closing under the Notes Purchase Agreement on the Closing Date shall have been satisfied and the closing of the transactions to be consummated on the First Time of Delivery under the Notes Purchase Agreement shall have occurred concurrently with the offering and sale and delivery of the Securities to the Borrower under this Agreement.

(o)            [Reserved.]

(p)            On the Closing Date, the Borrower and the Underwriter and counsel for the Borrower and the Underwriter shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Disclosure Package, the Prospectus and the Registration Statement, issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

5.            Covenants of the Company.

The Company, in addition to its other agreements and obligations hereunder, covenants with the Borrower and the Underwriter as follows:

(a)            The Company will (A) prepare and timely file (and advise the Borrower and the Underwriter promptly of such filing) with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act a Prospectus in a form approved by the Borrower and the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act, (B) not file any amendment to the Registration Statement or distribute or file an amendment or supplement to the Disclosure Package or the Prospectus prior to the Closing Date, of which the Borrower and the Underwriter shall not previously have been advised and furnished with a copy or to which the Borrower and the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) promptly file and/or furnish, as applicable, on a timely basis, all reports required to be filed or furnished, as the case may be, by the Company with the Commission under the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities.

(b)            The Company will (i) not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” or “written communication” (in each case, as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained in the Company’s records pursuant to Rule 433 under the Securities Act unless the Borrower and the Underwriter approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Borrower and the Underwriter shall be deemed to have been given in respect of the General Use Free Writing Prospectus(es) included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Borrower or the Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Borrower or the Underwriter that the Borrower or the Underwriter otherwise would not have been required to file thereunder.

(c)            If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.

(d)            The Company will advise the Borrower and the Underwriter promptly (A) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission on the Registration Statement or any new registration statement relating to the Securities or any amendment or supplement to the Disclosure Package, or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Disclosure Package, or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order. In the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement).

(e)            [Reserved.]

(f)            Before finalizing the Disclosure Package, the Prospectus and the Registration Statement, to furnish to the Borrower and the Underwriter a copy of the proposed Disclosure Package, the Prospectus and the Registration Statement and not to distribute any such proposed Disclosure Package, the Prospectus and the Registration Statement to which the Borrower and the Underwriter reasonably object.

(g)            Before amending or supplementing the Disclosure Package or the Prospectus, to furnish to the Borrower and the Underwriter a copy of each such proposed amendment or supplement and not to distribute any such proposed amendment or supplement to which the Borrower and the Underwriter reasonably object.

(h)            [Reserved.]

(i)             If the Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement then on file in any material respects, or if, in the opinion of counsel for the Borrower and the Underwriter, it is necessary to amend or supplement the Disclosure Package to comply in all material respects with applicable law, the Company will forthwith to prepare, file with the Commission and furnish, at its own expense, to the Borrower and the Underwriter and to any dealer upon request, either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package is delivered to a prospective purchaser, be misleading, or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement in any material respects, or so that the Disclosure Package, as amended or supplemented, will comply in all material respects with applicable law; provided, in each case, that the Company may postpone the preparation, filing and delivery of such amendment or supplement in connection with a Postponement.

(j)              If the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary to amend or supplement the Disclosure Package to comply in all material respects with applicable law, the Company will forthwith to prepare, file with the Commission and furnish, at its own expense, to the Borrower and Underwriter and to the dealers (whose names and addresses the Borrower and Underwriter will furnish to the Company) to which Securities may have been sold by the Borrower and Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply in all material respects with applicable law.

(k)             [Reserved.]

(l)              [Reserved.]

(m)            From time to time to use its best efforts to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(n)            To give the Underwriter notice of its intention to make any filing pursuant to the Exchange Act between the Time of Sale and the Closing Date with respect to any Securities sold hereunder and to furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, and not to file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(o)            Not to, and to cause each of its subsidiaries and consolidated variable interest entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company, including any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) to facilitate the sale or resale of the Securities or otherwise, and not to take any action which would directly or indirectly violate Regulation M.

(p)            The Company represents that, as disclosed in the Disclosure Package, the Prospectus and the Registration Statement, it may be treated as a PRC resident enterprise for PRC tax purposes. (i) The Company will indemnify and hold harmless the Borrower and the Underwriter against any stamp taxes, including any interest and penalties, on the creation, issue, delivery of the Securities to the Borrower and/or the Underwriter and on the execution, delivery and enforcement of, and the performance of the obligations (including the initial sale of the Securities by the Underwriter) under, this Agreement and the ADS Lending Agreement and on bringing any such document within any jurisdiction. (ii) All payments to be made by or on behalf of the Company hereunder shall be made exclusive of, and without withholding or deduction for or on account of, any present or future taxes (including, without limitation, value added tax, goods and services tax and business tax), duties (including stamp duty) or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges, in which case the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no indemnity or additional amounts shall be paid by the Company in respect of taxes, duties or charges by reason of a present or former connection between such Underwriter and the applicable taxing jurisdiction imposing such taxes, duties or charges (other than as a result of entering into this Agreement or receiving any payments hereunder).

(q)            The Company will: (i) not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Securities, if any; and (iii) use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(r)             [Reserved].

(s)            Except for (i) the issue, offer and sale of the Notes and the ADSs and/or Ordinary Shares to be issued upon conversion thereof, (ii) the issue, offer and sale of the Securities borrowed, and the entry into, and the transactions pursuant to, the ADS Lending Agreement, (iii) the grant or issue of securities pursuant to the terms of the Company’s share incentive plans, including the effect of one or more bulk issuances of ordinary shares, or ADSs upon deposit of Ordinary Shares with the Company’s depositary bank, and delivered to the Company’s brokerage accounts existing on the date of this Agreement, in contemplation of future issuance under the Company’s share incentive plans existing on the date of this Agreement, (iv) any capitalization issue, capital reduction or consolidation or sub-division of the ordinary shares, and (v) any repurchase of securities pursuant to any of the Company’s share repurchase programs existing on the date of this Agreement, during the period commencing on the date of this Agreement and ending on, and including, the date that is 90 days after the date of this Agreement (the “Restricted Period”), the Company hereby undertakes to the Underwriter not to, without the prior written consent of the Underwriter,

a.	offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of, or create an encumbrance over, or agree to transfer or dispose of or create an encumbrance over either directly or indirectly, conditionally or unconditionally, any ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any ordinary shares or ADSs or other securities of the Company or any interest in any of the foregoing), or deposit any ordinary shares or other securities of the Company, with a depositary in connection with the issue of depositary receipts; or

b.	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any ordinary shares or ADSs or other securities of the Company or any interest in any of the foregoing); or

c.	enter into any transaction with the same economic effect as any transaction specified in clause (a) or (b) above; or

d.	offer to or contract to or agree to or announce any intention to effect any transaction specified in clause (a), (b) or (c) above,

in each case, whether any of the transactions specified in clause (a), (b) or (c) above is to be settled by delivery of ordinary shares or ADSs or other securities of the Company, or in cash or otherwise (whether or not the issue of such ordinary shares or ADSs or other shares or securities will be completed within the Restricted Period).

(t)             If applicable, the Company agrees to use its best efforts to list, subject to notice of issuance, the Securities on The Nasdaq Global Select Market.

(u)            The Company will use its reasonable best efforts to do and perform all things required to be done and performed by it under this Agreement, the Transaction Documents prior to or after the Closing Date and will use its reasonable best efforts to satisfy all conditions on its part to the obligations of the Borrower and the Underwriter to borrow and sell the Securities.

(v)            The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the provision therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(w)            The Company agrees, upon request of the Underwriter or Borrower, to furnish, or cause to be furnished, to such Underwriter or Borrower an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter or Borrower for the purpose of facilitating the online offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(x)             The Company agrees to make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries and consolidated variable interest entities (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158), provided that the Company will be deemed to have furnished such statement to its security holders to the extent the same is furnished on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or on its website.

6.             Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, subject to any arrangement that the Company and the Underwriter may mutually agree in writing, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, the Deposit Agreement and the ADS Lending Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the preparation and filing of the Registration Statement, the Disclosure Package, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Borrower and the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Borrower and the Underwriter, including any stamp taxes, any interest and penalties payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(m) hereof, including filing fees, (iv) (A) all filing fees in connection with the review and qualification of the offering of the Securities by The Financial Industry Regulatory Authority (“FINRA”), and (B) reasonable fees and disbursements of counsel for the Borrower and the Underwriter of up to $10,000 in connection with such review and qualification of the offering of the Securities by FINRA, (v) the cost of printing certificates representing the Securities, (vi) the costs and charges of any transfer agent, registrar or depositary in connection with Securities to be issued and sold by the Company, (vii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, and the document production charges and expenses associated with printing of this Agreement, the Disclosure Package, the Prospectus and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “Testing-the-Waters Communications” or “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of presentation slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel, meals and lodging expenses of the representatives and officers of the Company, and the cost of any vehicle or aircraft chartered in connection with the roadshow, (ix) the fees and disbursements of counsel incurred by the Underwriter in connection with the registration and delivery of the Securities under the Securities Act, provided that such fees and disbursements are provided by the Underwriter with documentary evidence, and (x) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement, the Deposit Agreement and the ADS Lending Agreement for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 7 entitled “Indemnity and Contribution”, the Borrower and the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, expenses incurred by the Borrower and the Underwriter in connection with any advertising expenses connected with any offers they may make.

7.             Indemnity and Contribution.

(a)            The Company agrees to indemnify and hold harmless each of the Borrower and the Underwriter and their affiliates and their respective directors, officers, employees and agents and each person, if any, who controls the Borrower or the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, or any Issuer Free Writing Prospectus or any amendment or supplement thereto, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any communication with potential investors undertaken in reliance on Rule 163B under the Securities Act that is a written communication within the meaning of Rule 405 under the Securities Act or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of the Borrower and the Underwriter, their affiliates within the meaning of Rule 405 under the Securities Act and their respective directors, officers, employees and agents and each person, if any, who controls the Borrower or the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim as such expenses are incurred; except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Borrower Information (as defined in Section 7(b) below) or Underwriter Information (as defined in Section 7(b) below).

(b)            Each of the Borrower and the Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any roadshow, but only with reference to information furnished to the Company in writing by the Borrower or the Underwriter expressly for use therein, it being understood and agreed that the name of the Underwriter in any Preliminary Prospectus and the Prospectus shall constitute the only such information furnished in writing by the Underwriter for such inclusion (the “Underwriter Information”), and that the name of the Borrower in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by the Borrower for such inclusion (the “Borrower Information”).

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; but the failure to so notify the indemnifying party will not relieve it from any liability under Section 7(a) or 7(b) above unless and to the extent it did not otherwise learn of such action and such failure results in any loss of the indemnifying party of substantial rights or defenses; and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Borrower and the Underwriter and all persons, if any, who control the Borrower or the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Borrower and the Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Borrower and the Underwriter and such control persons and affiliates of any of the Borrower or the Underwriter, such firm shall be designated in writing by the Borrower and the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (provided that such consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in Section 7(a) or 7(b) above, is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the lending and offering of the Securities or (ii) if the allocation provided by Section 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 7(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Borrower and the Underwriter on the other hand in connection with the lending and offering of the Securities shall be deemed to be in the same respective proportions as the loan processing fee paid pursuant to the ADS Lending Agreement received by the Company and the net proceeds from the offering of the Securities (before deducting expenses) received by the Borrower and the Underwriter, bear to the aggregate offering price of the Securities plus the aggregate loan processing fee paid pursuant to the ADS Lending Agreement. The relative fault of the Company on the one hand and the Borrower and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Borrower and the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Borrower’s and the Underwriter’s respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Securities they have sold hereunder, and not joint.

(e)            The Company, the Borrower and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Borrower and the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Borrower or the Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities it sold exceeds the amount of any damages that the Borrower or Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)             The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (A) the Borrower or the Underwriter, any person controlling the Borrower or the Underwriter or any affiliate of the Borrower or the Underwriter , or (B) the Company, its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Securities.

8.            Termination.

(a)            The Borrower and the Underwriter may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Global Select Market, or The Stock Exchange of Hong Kong Limited, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States federal or, New York State, PRC or Cayman Islands authorities, (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Borrower and the Underwriter, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Borrower and the Underwriter, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package or the Prospectus, or (vi) the Notes Offering is not completed.

(b)            If this Agreement shall be terminated by the Borrower, Underwriter, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the reimbursement to the Borrower and Underwriter or such Borrower and Underwriter as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Borrower and Underwriter in connection with this Agreement, and the offering contemplated hereunder shall be further negotiated and agreed by the Company; provided, however, the foregoing shall not apply if such failure, refusal or inability to perform by the Company is due to Borrower, Underwriter, or any of them, failing or refusing to comply with the terms or fulfill any of the conditions of this Agreement or if for any reason, any of them being unable to perform its obligations under this Agreement.

9.              Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.            Submission to Jurisdiction; Appointment of Agent for Service. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Disclosure Package, the Prospectus, or the offering of the Securities or any transactions contemplated hereby. Each of the Company and each of its subsidiaries and consolidated variable interest entities irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Disclosure Package, the Prospectus, or the offering of the Securities or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably appoints Cogency Global Inc. as its respective authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

11.            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Borrower and the Underwriter could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company pursuant to this Agreement with respect to any sum due from it to the Borrower, the Underwriter or any person controlling the Borrower or the Underwriter, shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Borrower, Underwriter or controlling person of any sum in such other currency, and only to the extent that the Borrower, Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Borrower, Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Borrower, Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Borrower, Underwriter or controlling person hereunder, the Borrower, Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Borrower, Underwriter or controlling person hereunder.

12.            Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the Securities, represents the entire agreement between the Company, the Borrower and the Underwriter with respect to the subject matters hereof.

13.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.            Applicable Law. This Agreement and any claims, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the internal laws of the State of New York.

15.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Borrower and the Underwriter, shall be delivered, mailed or sent to the Borrower and the Underwriter at:

Goldman Sachs International

Plumtree Court

25 Shoe Lane

London, UK, EC4A 4AU

Attention:          [                  ]

Email:                  [                  ]

Attention:          [                  ]

Email:                  [                  ]

Facsimile No.:    [                  ]

With a copy to:

Goldman Sachs (Asia) LLC

68th Floor, Cheung Kong Center

2 Queen's Road Central

Hong Kong

[                  ]

Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

[                  ]

And email notification to the following address:

[                  ]

if to the Company shall be delivered, mailed or sent to:

Weibo Corporation

8/F, Qihao Plaza, No. 8 Xinyuan S. Road

Chaoyang District, Beijing 100027

People’s Republic of China

Attention:         [                  ]

Tel:                     [                  ]

Email:                 [                  ]

17.            Parties at Interest. The Agreement set forth has been and is made solely for the benefit of the Borrower, the Underwriter and the Company and to the extent provided in Section 7 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Borrower or the Underwriter) shall acquire or have any rights under or by virtue of this Agreement.

18.            Absence of Fiduciary Relationship. The Company acknowledges and agrees to each of the following:

(a)            No Other Relationship. Each of the Borrower and the Underwriter is acting solely as a borrower and an underwriter, respectively, in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and either the Borrower or the Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether either the Borrower or the Underwriter has advised or is advising the Company on other matters.

(b)            Arms’ Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Borrower and the Underwriter, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)            Absence of Obligation to Disclose. The Company has been advised that each of the Borrower and the Underwriter and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each of the Borrower and the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

19.            Successors and Assigns. This Agreement shall be binding upon the Borrower and the Underwriter, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Borrower’s and the Underwriter’s respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Borrower and the Underwriter and each person or persons, if any, who control any of the Borrower or the Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Borrower and the Underwriter in Section 7(b) shall be deemed to be for the benefit of the Company’s directors, the Company’s officers who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 19, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

20.            Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21.            Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

22.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Borrower or Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Borrower or Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Borrower or Underwriter that is a Covered Entity or a BHC Act Affiliate of such Borrower or Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Borrower or Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.            Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the Parties, each of the BRRD Counterparties and the UK Bail-in Counterparties acknowledges and accepts that a BRRD Liability or a UK Bail-in Liability (as the case may be) arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority or the UK Bail-in Powers by the relevant UK resolution authority (as the case may be) and acknowledges, accepts and agrees to be bound by:

(a)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant BRRD Party to the relevant BRRD Counterparty or of the UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the relevant UK Bail-in Party to the relevant UK Bail-in Counterparty (as the case may be) under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

a.	the reduction of all, or a portion, of the BRRD Liability or the UK Bail-in Liability (as the case may be) or outstanding amounts due thereon;

b.	the conversion of all, or a portion, of the BRRD Liability or the UK Bail-in Liability (as the case may be) into shares, other securities or other obligations of the relevant BRRD Party or the UK Bail-in Party or another person, and the issue to or conferral on the relevant BRRD Counterparty or the UK Bail-in Counterparty (as the case may be) of such shares, securities or obligations;

c.	the cancellation of the BRRD Liability or the UK Bail-in Liability (as the case may be); and

d.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)            the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority or the relevant UK resolution authority (as the case may be), to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority or the UK Bail-in Powers by the relevant UK resolution authority.

(c)            As used in this Section 23:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Parties” means all underwriters subject to Bail-in Powers.

“BRRD Counterparties” refers to any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Parties.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“UK Bail-in Parties” means all underwriters subject to UK Bail-in Powers.

“UK Bail-in Counterparties” refers to any party to this Agreement to whom any UK Bail-in Party owes a UK Bail-in Liability under or in connection with this Agreement from time to time.

[Signature page follows]

Very truly yours,

Weibo Corporation

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Goldman Sachs (Asia) L.L.C.

(incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

Goldman Sachs International

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Schedule I

Number of Securities
Borrower
Total:

II-I-1

Schedule II

(a)	Free Writing Prospectuses included in the Disclosure Package:

(b)	Pricing Information:

II-II-1

Schedule III

LIST OF LOCKED-UP PARTIES

III-1

Exhibit A

FORM OF LOCK-UP LETTER

EXHIBIT B

OFFICER’S CERTIFICATE OF THE COMPANY

Exhibit C

OFFICER’S CERTIFICATE RE NON-COMFORTED DATA

Exhibit D

CERTIFICATE OF GENERAL COUNSEL OF THE COMPANY